Exhibit 21.1

                   Subsidiaries of Omega Financial Corporation

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
Name of Subsidiary                            State or Jurisdiction          Trade Name
                                                of Incorporation              (if any)
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
Omega Bank, N.A.                                 United States               Omega Bank
P.O. Box 298                                                         Hollidaysburg Trust Company
State College, PA    16804                                           Penn Central National Bank

Omega Financial Company, LLC                     Delaware                         --
1105 N. Market Street
Wilmington, DE  19899

Central Pennsylvania Investment Company          Delaware                         --
1105 N. Market Street
Wilmington, DE 19899

Omega Insurance Agency                           Pennsylvania         Omega Investment Services
366 Walker Drive
State College, PA  16801

Central Pennsylvania Life Insurance Company      Arizona                          --
1421 E. Thomas Road
Phoenix, AZ  85014

Central Pennsylvania Leasing, Inc.               Pennsylvania                     --

Central Pennsylvania Real Estate, Inc.           Pennsylvania                     --


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